UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 23, 2020
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2020, the Board of Directors of the Company adopted an amendment to Article I of Company's Bylaws. Article I was amended to add a new Section 10 which provides that the Board of Directors may determine that a meeting of stockholders will not be held at any specified place, but instead may be held solely by means of remote communication; provided, however, at the request of one or more stockholders, the Board of Directors shall provide a place where stockholders may participate in such a meeting remotely. This amendment to the Bylaws will allow stockholders to participate in an annual meeting of stockholders or a special meeting of stockholders by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same.

The foregoing summary of the amendment to the Company’s Bylaws is not complete and is qualified in its entirety by reference to the complete text of such amendment, which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Exhibit 3.1 Article I, Section 10, of the Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: March 25, 2020		Michael A. Shriner President and Chief Executive Officer